UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 19, 2006

Alpha Natural Resources, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-32423	02-0733940
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Alpha Place, P.O. Box 2345, Abingdon, Virginia		24212
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	276-619-4410

406 West Main Street, Abingdon, Virginia 24210
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 25, 2006, Alpha Natural Resources, Inc. ("Alpha") issued a press release announcing that Ted G. Wood was appointed to its Board of Directors on such date. Mr. Wood will fill the board vacancy created by Alex Krueger’s resignation from the Board, which is effective the same date. Mr. Wood will serve on the Board’s audit, compensation, and nominating and corporate governance committees. On January 19, 2006, William E. Macaulay resigned from Alpha’s Board of Directors. Messrs. Macaulay and Krueger were First Reserve Corporation’s ("First Reserve") designees to Alpha’s Board of Directors pursuant to a stockholders agreement among Alpha, affiliates of American Metals and Coal International, Inc., affiliates of First Reserve and other identified parties. With the closing, on January 24, 2006, of a secondary offering of an aggregate of 14,163,527 shares of Alpha common stock sold by affiliates of First Reserve and another stockholder, First Reserve no longer owns any Alpha shares. A copy of the press release is attached as Exhibit 99.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpha Natural Resources, Inc.

January 25, 2006	By:	/s/ Vaughn R. Groves

Name: Vaughn R. Groves
Title: Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated January 25, 2006